UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GPS INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:_______________________________________
2)	Aggregate number of securities to which transaction applies:______________________________________
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________

4)	Proposed maximum aggregate value of transaction:______________________________________________
5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:__________________________________________________________________
2)	Form, Schedule or Registration Statement No.:__________________________________________________
3)	Filing Party:____________________________________________________________________________
4)	Date Filed:_____________________________________________________________________________

GPS INDUSTRIES, INC.
Suite 214, 5500 - 152nd Street
Surrey, British Columbia V3S 5J9

December 11, 2006

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of GPS Industries, Inc., which will be held on Wednesday, December 27, 2006, beginning at 10:00 a.m., Pacific Daylight Time, at our offices located at Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S 5J9.

Information about the Special Meeting, including matters on which shareholders will act, may be found in the notice of Special Meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

ROBERT C. SILZER, SR.

Robert C. Silzer, Sr.
CHIEF EXECUTIVE OFFICER

GPS INDUSTRIES, INC.
SUITE 214, 5500 - 152ND STREET
SURREY, BRITISH COLUMBIA V3S 5J9

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 27, 2006

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of GPS Industries, Inc. will be held at our offices located at Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S 539, on Wednesday, December 27, 2006, beginning at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.
To amend our Articles of Incorporation to increase the number of shares of capital stock authorized from 550,000,000 (500,000,000 shares of common stock and 50,000,000 shares of preferred stock), to 1,650,000,000 (1,600,000,000 shares of common stock and 50,000,000 shares of preferred stock).

2.	To transact any other business that may properly come before the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock at the close of business on December 8, 2006 may vote at this meeting or any adjournments that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

ROBERT C. SILZER, SR.

Robert C. Silzer, Sr.
Chief Executive Officer

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE SPECIAL MEETING.

GPS INDUSTRIES, INC.
Suite 214, 5500 - 152nd Street
Surrey, British Columbia V3S 5J9

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 27, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors for use at the Special Meeting of Shareholders to be held on Wednesday, December 27, 2006, beginning at 10:00 a.m., Pacific Daylight Time (the “Special Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at our offices located at Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S 5J9. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about December 11, 2006.

Availability of Annual Report and Form 10-KSB

The Company makes available, free of charge through its website (www.gpsindustries.com), its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-KSB (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 31, 2005. Such requests should be addressed to Investor Relations, GPS Industries, Inc., Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S 5J9.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

Voting; Quorum; Abstentions and Broker Non-Votes

Only shareholders of record at the close of business on December 8, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. At the close of business on December 8, 2006, there were 333,846,802 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” the proposal described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Special Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

1.

The required quorum for the transaction of business at the Special Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, whether present in person or represented by proxy. The Bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation or the Bylaws, all matters shall be decided by the vote of the holders of a majority of the outstanding shares of stock represented and entitled to vote in person or by proxy at the Special Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

PROPOSAL ONE

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO
INCREASE AUTHORIZED SHARES

The Board of Directors has adopted an amendment to the Company’s Articles of Incorporation to increase the number of shares of capital stock the Company is authorized to issue from 550,000,000 shares (500,000,000 shares of common stock and 50,000,000 shares of preferred stock) to 1,650,000,000 shares (1,600,000,000 shares of common stock and 50,000,000 shares of preferred stock). The purpose of the proposed increase in the number of authorized shares is to make additional shares of common stock available for issuance by the Board, and to have a sufficient number of shares of authorized and available for issuance upon the exercise of options and warrants. In particular, the Board proposes to increase the number of authorized and unissued shares of common stock so that the Company will have sufficient shares of common stock available should the purchasers of the Company’s new Series B Convertible B Preferred Stock and warrants elect to convert such shares of preferred stock and exercise such new warrants. As of November 13, 2006, the Company had outstanding approximately 333,847,000 shares of common stock.

On November 13, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Great White Shark Enterprises, Inc. (“GWSE”) and a third party institutional investor, pursuant to which the Company agreed, subject to certain closing conditions, to sell for an aggregate purchase price of $15,740,890 (i) a total of 1,574,089 shares of newly authorized Series B Convertible Preferred Stock (the “Preferred Shares”) and (ii) warrants to purchase up to 53,278,689 shares of the Company’s common stock. The warrants will be exercisable for five years, beginning after the closing under the Securities Purchase Agreement, at an initial exercise price of $0.122 per share. Under the Securities Purchase Agreement, at the closing, as part of GWSE’s investment the Company shall issue to GWSE 274,089 Preferred Shares and warrants to purchase 6,606,497 shares of common stock in exchange for the cancellation of certain indebtedness owed by the Company to GWSE having an aggregate unpaid balance of $2,740,890.

The closing of the sale of the Preferred Shares and warrants is subject to, among other customary conditions, (i) the Company amending its Articles of Incorporation to increase the number of its authorized shares of common stock to 1,600,000,000 shares in the manner described in this Proxy Statement, (ii) the exchange by Douglas Wood, one of the Company’s directors, of $3,000,000 of indebtedness owed to him by the Company for 300,000 Preferred Shares and warrants to purchase 12,295,082 shares of common stock, and (iii) the exchange by Mr. Silzer, the Chief Executive Officer and a director of the Company, of $750,000 of certain obligations owed to him by the Company for 12,295,082 shares of common stock and warrants to purchase 3,073,770 shares of common stock. In addition to the foregoing issuances, during the 120 calendar days following the date of the closing of the transactions contemplated by the Securities Purchase Agreement, the investors shall each have the right to increase their investment, or make an additional investment in the Company (up to a total of $13,000,000 in the aggregate) by purchasing additional Preferred Shares and warrants for cash on the same terms as the securities sold at the closing (for each $10 cash investment, the purchaser has the right to purchase one Preferred Share and a warrant to purchase 40.983607 shares of common stock). If all of the foregoing Preferred Shares, common stock and warrants are issued (including those subject to the 120 day additional investment right), such securities could be exercised for, or converted into, a total of 661,170,300 shares of common stock.

2.

A total of 4,000,000 shares of Preferred Shares will be authorized for issuance under a Certificate Of Designation Of Series B Convertible Preferred Stock, which Certificate of Designation defines the rights, preferences and privileges of the holders of the Preferred Shares and will be filed with the Secretary of State of the State of Nevada prior to closing of the transaction contemplated by the Securities Purchase Agreement. The Preferred Shares will have the right, at the option of the holder, to be converted at any time into shares of common stock at the conversion rate then in effect. The number of shares into which one Preferred Share shall be convertible is determined by dividing $10.00 per share by the then existing Conversion Price. The "Conversion Price" per share for the Preferred Shares shall be equal to $0.061 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Preferred Shares). The Conversion Price is also subject to weighted average anti-dilution protection in the case of certain issuances of securities by the Company below a certain price.

Except as otherwise expressly provided in the Certificate of Designation or as required by law, each holder of Preferred Shares shall be entitled to the number of votes equal to the number of shares of common stock into which the Preferred Shares could be converted on the record date for such vote, and shall have voting rights and powers equal to the voting rights and powers of the common stock. In addition to the foregoing voting rights, the Company shall not have the right, without first obtaining the prior approval of the holders of a majority of the then outstanding Preferred Shares, voting separately as a class, to take any of the following actions: (i) amend the Company’s Articles of Incorporation or Bylaws if such action would adversely affect the rights, preferences, privileges, or restrictions of the Preferred Shares; (ii) authorize or issue any class or series of the Company’s capital stock or any rights, options, warrants or other securities that are convertible into or exchangeable for any capital stock of the Corporation, having any right, preference or privilege superior to or on parity with the Preferred Shares in any respect whether by reclassification or otherwise; (iii) pay any dividends or distributions on any shares of capital stock of the Company; (iv) amend any of the provisions of the Certificate of Designation; (v) redeem or declare a dividend with respect to any security of the Company; (vi) increase or decrease the authorized number of shares of Preferred Shares; (vii) effect a merger, consolidation, or business combination or other acquisition involving the Company (other than solely for the purposes of reincorporation); or (viii) increase or decrease the authorized number of directors on the Company’s Board of Directors.

The holders of a majority of the outstanding Preferred Shares also have the right, voting as a separate class, to elect three members of the Company’s board of directors (the “Preferred Directors”), of which two shall be designated by such holders of a majority of the outstanding Preferred Shares as the “Reviewing Preferred Directors.” The Company’s Board of Directors may not take certain actions, and none of such actions shall be valid and constitute an action of the Board of Directors unless such action is approved by a majority of the Board of Directors, which majority shall include at least one of the Reviewing Preferred Directors. The actions that must be approved by at least one Reviewing Preferred Director are as follows: (i) reorganize the Company or voluntarily liquidate, dissolve or wind up the Company, (ii) incur any new indebtedness or refinance any existing indebtedness for borrowed money other than trade payables and accrued expenses incurred in the ordinary course of business and indebtedness not to exceed at any time $500,000 in the aggregate, (iii) approve, adopt or amend the Company’s annual budget, (iv) incur any capital or operating expenditures (other than purchases of inventory purchased solely for, and specifically to fill signed purchase orders) in excess of $50,000 in one or a series of related expenditures, or in excess of $250,000 in the aggregate unless included in the Company’s annual budget approved by the Board of Directors (including one of the Reviewing Preferred Directors), (v) hire or fire the Company’s Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company who, at the time, earns or is expected to earn a salary (excluding bonuses) of $100,000 or more per year, (vi) acquire any assets or equity securities of any other business or entity, or sell any assets of the Company (other than in the ordinary course of business), in each case if the transaction value of such acquisition or disposition is greater than $2,000,000, (vii) issue options or securities except under the Company’s stock compensation, bonus or other compensation plan, (viii) amend the Company’s stock compensation, bonus or other compensation plan, or (ix) enter into a transaction with a stockholder or an affiliate of the Company or of a stockholder of the Company.

3.

In the event of any dissolution or winding up of the Company, holders of each outstanding Preferred Share shall be entitled to be paid first out of the assets of the Company available for distribution to shareholders, an amount equal to $10.00 per share (as adjusted). Thereafter, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the common stock and the Preferred Shares in proportion to the shares of common stock then held by them and the shares of common stock which they have a right to acquire upon conversion of the shares of the Preferred Shares held by them.

If the amendment is approved by the shareholders, the Company intends to file the amendment to the Company’s Articles of Incorporation (a copy of which is attached hereto as Appendix A) as soon thereafter as practicable.

In addition to enabling the Company to complete the sale contemplated by the Securities Purchase Agreement, the increase in authorized shares may also otherwise have an effect on the rights of existing shareholders. The Board will have the authority to issue authorized shares without requiring future shareholder approval of such issuances, except as may be required by the Articles of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

The proposed restated and amended articles of incorporation are attached to this Proxy Statement as Appendix A.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s outstanding shares of common stock is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the common stock as of November 13, 2006 by (i) each shareholder that the Company knows is the beneficial owner of more than 5% of the common stock, (ii) each of the Company’s executive officers, and (iii) all executive officers and directors as a group. The Company has relied exclusively upon information provided to the Company by its directors and executive officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options or warrants that are exercisable within 60 days of November 13, 2006 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

4.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding C ommon Stock Beneficially Owned(1)
Officers and Directors:
Robert Silzer, Sr.	6,371,306	1.91%
Doug Wood	10,315,137	3.08%
Bart Collins	166,667	0.05%
Alex Doaga	3,336,000	0.99%
All Directors and Executive Officers (4 persons)	20,189,110	6.03%

	20,189,110	6.03%

(1)         Percentages based on 333,847,000 shares of Common Stock outstanding as of November 13, 2006.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

5.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GPS INDUSTRIES, INC.

The undersigned, Robert C. Silzer, Sr., as Chief Executive Officer does hereby certify:

1.	The name of the Corporation is GPS Industries, Inc.

2.	The Articles of Incorporation have been amended to amend and restate the first two paragraphs of Article Four as follows:

Article Four. The Corporation shall have authority to issue an aggregate of One Billion Six Hundred Fifty Million (1,650,000,000) shares of capital stock. The authorized shares of the Company are divided into two classes, Common Stock and Preferred Stock.

One Billion Six Hundred Million (1,600,000,000) shares of Common Stock are authorized having a par value of $.001 per share. Fifty Million (50,000,000) shares of Preferred Stock are authorized. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

3.
The number of shares of the Corporation outstanding and entitled to vote on this amendment to the Articles of Incorporation is 333,846,802. This amendment has been approved by the affirmative vote of shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr., Chief Executive Officer

A-1

Appendix B

FORM OF PROXY
GPS INDUSTRIES, INC.
SPECIAL MEETING OF SHAREHOLDERS
DECEMBER 27, 2006

GPS INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of GPS Industries, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints Robert C. Silzer, Sr., with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to be held at our offices located at Suite 214, 5500 - 152nd Street, Surrey, British Columbia V3S 5J9 on Wednesday, December 27, 2006, beginning at 10:00 a.m., Pacific Daylight Time, and any and all adjournments or postponements thereof. The proxy, or any substitute named by him, shall have and may exercise all of the powers of which the undersigned would possess if personally present in respect of the matters listed below, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 550,000,000 (500,000,000 shares of common stock and 50,000,000 shares of preferred stock) to 1,650,000,000 (1,600,000,000 shares of common stock and 50,000,000 shares of preferred stock).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:
Signature

Print Name

Signature if jointly held

Printed Name

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held by joint-tenants or otherwise by more than one person, all should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

B-1